UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-12384, 333-85646 and 333-126811

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
iPathSM Exchange Traded Notes Linked to Dow Jones – AIG Commodity Index Total ReturnSM	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The description of the terms and provisions of the iPathSM Exchange Traded Notes Linked to Dow Jones – AIG Commodity Index Total ReturnSM to be issued by Registrant (the “Securities”) as set forth in the pricing supplement dated November 22, 2006 (the “Pricing Supplement”) and a prospectus supplement dated November 1, 2006 (the “Prospectus Supplement”) to a prospectus dated September 21, 2005 (the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the Securities to be registered hereunder included in the Registration Statement on Form F-3 (File No. 333-126811) declared effective by the Commission on September 21, 2005. The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Specific Terms of the Notes” and “Supplemental Tax Considerations” in the Pricing Supplement, the information contained in the sections captioned “Description of Medium-Term Notes” in the Prospectus Supplement and the information contained in the sections captioned “Description of Debt Securities” and “Tax Considerations” in the Prospectus.

Item 2. Exhibits.

4.1	Senior Debt Indenture, among the Registrant and The Bank of New York, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 (File No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

4.2	Form of Global Security relating thereto (incorporated by reference to the Registrant’s filings on Form 8-A (File No. 333-126811) filed with the Commission on September 28, 2006).

99.1	Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rules 424(b)(2), 424(b)(2) and 424(b)(3), respectively, filed with the Commission on November 22, 2006, November 1, 2006 and September 28, 2006, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
(Registrant)

Date: November 22, 2006	By:	/s/ Philippe El-Asmar
	Name:	Philippe El-Asmar
	Title:	Managing Director

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Senior Debt Indenture, among the Registrant and The Bank of New York, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 (File No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

4.2	Form of Global Security relating thereto (incorporated by reference to the Registrant’s filings on Form 8-A (File No. 333-126811) filed with the Commission on September 28, 2006).

99.1	Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rules 424(b)(2), 424(b)(2) and 424(b)(3), respectively, filed with the Commission on November 22, 2006, November 1, 2006 and September 28, 2006, respectively).

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